                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934



          Filed by the Registrant     [X]

          Filed by a Party other than the Registrant     [ ]

          Check the appropriate box:

          [ ]  Preliminary Proxy Statement    [ ] Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))

          [X]  Definitive Proxy Statement

          [ ]  Definitive Additional Materials

          [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                      HOMECAPITAL INVESTMENT CORPORATION
               (Name of Registrant as Specified in Its Charter)



          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

[HomeCapital Investment Corporation Letterhead Appears Here]


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON FEBRUARY 26, 1998

To the Stockholders of
HOMECAPITAL INVESTMENT CORPORATION:

     Notice is hereby given that the annual meeting of stockholders ("Annual Meeting") of HomeCapital Investment Corporation, a Nevada corporation ("Company"), will be held on February 26, 1998, at 10:00 a.m., Central Standard Time, at the Hyatt Regency Austin on Town Lake, 208 Barton Springs Road, Austin, Texas 78704, for the following purposes:

     1. To elect seven (7) directors to serve on the Company's Board of Directors.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as the independent accountants of the Company.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on January 26, 1998, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING RETURN ENVELOPE. If you attend the Annual Meeting, you can vote either in person or by your proxy.



                                   By Order of the Board of Directors


                                   /s/ E. Jeff Bomer
                                   --------------------------------
                                   E. Jeff Bomer
                                   Secretary
Austin, Texas
January 28, 1998

                      HOMECAPITAL INVESTMENT CORPORATION
                         6836 AUSTIN CENTER BOULEVARD
                                   SUITE 280
                              AUSTIN, TEXAS 87831


                              __________________

                                PROXY STATEMENT
                              __________________


SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HomeCapital Investment Corporation, a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, February 26, 1998, at 10:00 a.m., Central Standard Time, at the Hyatt Regency Austin on Town Lake, 208 Barton Springs Road, Austin, Texas 78704, and any adjournment thereof (such meeting or any adjournment thereof collectively referred to as the "Annual Meeting"). This Proxy Statement and the accompanying notice and form of proxy are being mailed to stockholders on or about January 28, 1998. In addition to solicitation by mail, Proxies may be solicited personally or by courier service, telephone, telegraph or telefax by officers, directors, employees of the Company, who will receive no additional compensation for solicitation activities. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, who will be reimbursed for their reasonable expenses incurred in such connection. The entire cost of solicitation of proxies will be paid by the Company.

REVOCABILITY OF PROXIES

     Stockholders are urged to sign, date and promptly return the enclosed form of proxy in the envelope provided. A stockholder may revoke a proxy at any time before it is exercised. However, mere attendance at the Annual Meeting will not of itself have the effect of revoking a proxy. A stockholder may revoke a proxy by notification in writing addressed to the Company's corporate offices at 6836 Austin Center Blvd., Suite 280, Austin, Texas 78731,
Attention: E. Jeff Bomer, Secretary. The proxy may also be revoked by proper execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting in person.

VOTING OF PROXIES

     The persons named on the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders granting the proxy. In the absence of such directions, such shares will be voted in favor of the nominees to the Board of Directors of the Company named herein and for the proposals described herein and, in the best judgment of those so appointed will be voted on any other matters as may become before the meeting.

VOTING SECURITIES

     Stockholders of record at the close of business on January 26, 1998, are entitled to Notice of and to vote at the Annual Meeting and any adjournment thereof. On January 26, 1998, there were outstanding 1,455,000 shares of Preferred Stock, Series A, $.01 par value per share, of the Company ("Preferred Stock"), and 8,271,860 shares of Common Stock, $.01 par value per share, of the Company ("Common Stock"). Subject to special voting rights granted to holders of the Preferred Stock, holders of Common Stock and Preferred Stock are entitled to one (1) vote per share voting as a single class on all matters that may properly come before the Annual Meeting.

QUORUM AND VOTING

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock in the aggregate as a single class is necessary to constitute a quorum. Shares of Common Stock or Preferred Stock represented by a properly signed and returned proxy will be counted as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock or Preferred Stock held by nominees that are voted on at least one (1) matter coming before the Annual Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "broker non-vote") for voting on some or all other matters.

     The election of directors and all of the other proposals to be presented at the Annual Meeting will be determined by a majority of the shares of Common Stock and Preferred Stock, voting as a single class, present, in person or by proxy, and voted at the Annual Meeting. Accordingly, any abstentions or broker non-votes will not affect the election of the candidates receiving a majority of the votes cast.

     Votes at the Annual Meeting will be tabulated by inspectors of election appointed by the Company.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company have determined that the Board of Directors shall consist of seven (7) members by resolution in accordance with the Bylaws of the Company. Accordingly, at the Annual Meeting seven (7) directors are to be elected constituting the entire Board of Directors to hold office until the next Annual Meeting of stockholders and until a successor is elected and qualified. Directors are elected by a majority of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. The Articles of Incorporation of the Company do not permit stockholders to cumulate their votes in the election of directors. As a result, each stockholder may cast one (1) vote per share with respect to the proposed election of each of the seven (7) nominees.

     Directors will be elected by the favorable vote of a majority of the votes cast by the holders(s) of the shares of Common Stock and Preferred Stock, voting as a single class, present, in person or by proxy, at the Annual Meeting and entitled to vote. The Board of Directors recommends a vote FOR each of the nominees listed and, unless authority to vote in the election of directors is withheld as to any or all nominees, all shares represented by proxies will be voted FOR the election of the nominees listed. If authority to vote in the election of directors is withheld as to any but not all of the nominees listed, all shares represented by any such proxy will be voted for the election of the nominees as to whom authority is not withheld. If a nominee becomes unavailable for any reason before the election, the shares represented by the proxies will be voted for such person, if any, as may be designated by the Board of Directors as a substitute nominee. However, the Board of Directors has no reason to believe that any nominee will be unavailable. Any vacancy occurring following the election of directors may be filled by the Board of Directors.

     Pursuant to a Preferred Stock Purchase Agreement, dated May 3, 1996, as amended, between the Company and HCI Equity Partners, L.P. ("HCI"), HCI acquired 1,000,000 shares of the Preferred Stock and became entitled to nominate two (2) members of the Company's Board of Directors. Mr. Charles R. Leone, III, identified below has been nominated by HCI for election to the Company's Board of Directors. Without waiving its right to do so, HCI has not nominated a second director for election to the Board of Directors of the Company.

NOMINEES FOR DIRECTOR

       The following table sets forth the name and age of each nominee listed in the enclosed form of proxy for director, his principal occupation, the year he first became a director of the Company, directorships in other public companies and business affiliations during the preceding five (5) years. For information with respect to ownership of shares of Common Stock and Preferred Stock by nominees, see the table in the section entitled "Securities Ownership by Management and Certain Beneficial Owners," including the footnotes thereto. The information in the following table has been furnished by each nominee as of the date hereof.

     Each of the nominees is currently a member of the Board of Directors. All nominees have consented to serve if elected. References to "HOME" are to the Company's wholly-owned subsidiary, HomeOwners Mortgage & Equity, Inc.

                               DIRECTOR NOMINEES

                                                                        Director
Name                                                                Age  Since
----                                                                ---  ------
JOHN W. BALLARD*.................................................... 60   1994
President and Chief Executive Officer of the Company since
        August, 1994, Chairman of the Board of Directors of the Company since November, 1994, and a Director, President and Chief Executive Officer of HOME since
        June 1993. Prior to assuming these positions, from April 1989 through May 1993, Mr. Ballard was President and Chief Executive Officer of American Savings Mortgage
        Corporation (a second lien mortgage company).

E. JEFF BOMER*...................................................... 61   1994
Secretary of the Company since August 1994, and Chairman of the Board of Directors of HOME since July 1993.
        Mr. Bomer has been President of SynerMark Realty
        Services, Inc. (a real estate organization), a subsidiary of SynerMark Holdings, L.P. (a real estate holding company) since July 1995, prior to which he was President and Chief Executive Officer of Austin Real
        Estate Services, Inc. (dba Davis & Associates, a real estate services firm) from September 1985 until its merger in July 1995 into SynerMark Holdings, L.P.

J. ROLFE JOHNSON.................................................... 58   1996
General Counsel of the Company since November, 1996. Mr. Johnson is an attorney and has been engaged in full-time private practice as a corporate and securities attorney through his own firm, J. Rolfe Johnson, P.C. since January, 1991;
        he was a shareholder in the law firm of Jenkins & Gilchrist, P.C., in Houston, Texas, from May, 1989 through
        December, 1990, prior to which he was a partner of the law firm of Mayor Day & Caldwell (now Mayor Day Caldwell &
        Keaton) from February, 1982.

CHARLES R. LEONE, III............................................... 38   1998
President of Penntex Investments, Inc., a general partner of HCI, since January 1992 and since October 1990 has been President of Federal Services Corporation (a loan servicing and venture capital firm).

LARRY D. MEYERS..................................................... 49   1997
Owner and President of Meyers & Associates, a legislative consulting firm based in Washington D. C., since December, 1981. Mr
        Meyers also holds a Presidential appointment as a member of the White House International Trade Advisory Committee.

PETER A. PYHRR*..................................................... 56   1994
President of Hospital Forms and Systems Corp. (a printing firm) since
        October 1979, and President of Magnetic Ticket & Label Corp.
        (a printing firm) and President of HFS Corp. (a business forms company) since July 1982. Mr. Pyhrr has also been a Director of HOME since June 1993.

WALTER W. STOEPPELWERTH............................................. 64   1996
Co-founder of HomeTech Information Systems, Inc. (a construction industry publisher) since 1965, a nationally recognized remodeling industry spokesman and educator, and a noted columnist and author of publications on home remodeling and renovations. Mr. Stoeppelwerth has also been a Director of HOME since July, 1996.

          * Executive committee member.

          During the fiscal year ended September 30, 1997, the Board of Directors of the Company held twelve (12) meetings and on eight (8) other occasions the Board took action by unanimous written consent. The Board intends to have regular meetings at least quarterly and has established an executive committee consisting of the Company's executive officers and two non-management directors that meets at least monthly. The Company has an audit committee that is authorized to review, with the Company's independent accountants, the annual financial statements of the Company prior to publication, to review the work of, and approve non-audit services performed by the independent accountants, and to review and report to the Board of Directors upon the effectiveness of accounting and reporting functions, organization, operations and management of the Company. The audit committee consists of Messrs. Johnson and Leone. The Board of Directors also has a compensation committee that is responsible for the administration of, and grant of awards under the homecapital investment corporation 1996 Stock Option Plan and the HomeCapital Investment Corporation Non-Employee Director Compensation Plan, interviews and recommends employment of executive officers to the Board of Directors and reviews and recommends compensation for executive officers of the Company. The compensation committee consists of Messrs. Ballard, Bomer and Pyhrr. The audit committee and compensation committee held no formal meetings during the fiscal year ended September 30, 1997, but acted informally in conducting their respective responsibilities. The Board of Directors does not maintain a standing nominating committee.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

COMPENSATION TO DIRECTORS

          Director Compensation Plan. Effective September 25, 1997, the HomeCapital Investment Corporation Non-Employee Director Compensation Plan ("Director Plan") was approved and ratified by stockholders of the Company. Pursuant to the Director Plan, each member of the board of directors of the Company or HOME who is not a full-time employee of the Company or HOME is paid an annual fee of $10,000 and a fee of $1,000 for each meeting attended and will be reimbursed for all ordinary and necessary expenses incurred in attending any meeting of the board of directors or any committee thereof. In addition, each director receives a one-time grant of options to purchase 15,000 shares of Common Stock and an annual grant thereafter of options to purchase 3,000 shares of Common Stock, vesting over five (5) years and exercisable in each case at the market price of the Common Stock in effect on the date of grant. During the fiscal year ended September 30, 1997, six (6) members of the Board of Directors of the Company and two (2) members of the board of directors of HOME each received a total of $11,000 and are entitled to options to purchase 15,000 shares of Common Stock at an exercise price of $8.375 per share under the Director Plan. Directors were also reimbursed for travel expenses incurred in attending meetings.

          Directors Incentive Plan. The Board of Directors of the Company has approved a three (3)-year incentive plan to encourage and compensate directors who are not full-time employees of the Company or HOME for developing customer relationships on behalf of HOME with home improvement contractors, suppliers, distributors and home improvement retailers that result in new sources of loan production for HOME ("Directors Incentive Plan"). A director will be entitled to be compensated in the amount of one percent (1%) for the first two years and one-half percent (1/2%) for the third year of loans funded by HOME during each year from sources initiated by the director. In order to be eligible for incentive compensation with respect to loans generated through suppliers and distributors of goods and services to the home remodeling industry, such as lumber yard and home improvement product chain stores, a director must have participated with HOME in producing training seminars and workshops for employees of the customer.

          Prior to electing Walter W. Stoeppelwerth to the Board of Directors, the Company had agreed to compensate Mr. Stoeppelwerth for featuring or promoting home improvement loan products of HOME at seminars and workshops for home improvement contractors and industry suppliers of goods and services.
Mr. Stoeppelwerth receives a per diem fee of $2,000 plus expenses for each event. Total payments to Mr. Stoeppelwerth under this arrangement were $78,127 in the fiscal 1997 and $20,725 in fiscal 1996. Under terms of an agreement with Gary J. Davis, a former director of the Company, Mr. Stoeppelwerth has agreed to allocate one-half or $1,000 out of his $2,000 daily event fee to Mr. Davis as compensation for those events in which Mr. Davis participates. Under terms of the Directors Incentive Plan, Mr. Stoeppelwerth qualified for incentive compensation related to the addition of one national home improvement services franchisor as a potential loan source and the execution of a loan marketing agreement with Builders Square effective November 27, 1996. Accordingly, Mr. Stoeppelwerth will be entitled in the subsequent three years to compensation under the Directors Incentive Plan to the following fees for all loans originated by HOME: (i) by or through the home improvement franchisor, one-half of one percent in years one and two and one-quarter of one percent in year three of all loans funded; and (ii) through Builders Square, one percent in years one and two and one-half percent in year three of all loans funded. Mr. Stoepplewerth has agreed to allocate to Mr. Davis, for his efforts in obtaining and maintaining the relationship, fifty percent (50%) of all fees payable under the Directors Incentive Plan from HOME by virtue of the Builders Square relationship.

          Mr. Gary J. Davis, resigned as a director of the Company and HOME in March 1997. However, prior to his resignation Mr. Davis qualified for compensation under the Directors Incentive Plan related to HOME's addition of the national home improvement franchisor discussed above. Accordingly, in addition to the $1,000 per day for participation in each training event, Mr. Davis will be entitled in the subsequent three years for all loans originated by HOME by or through the national home improvement franchisor to one-half percent (1/2%) in years one and two and one-quarter percent (1/4%) in year three of the principal amount of all loans funded.

          Mr. Davis also served as a consultant to HOME on marketing and new business developments for which he received an aggregate of $67,500 in fees during fiscal 1997 and $42,125 during fiscal 1996.

          Mr. Robert R. Neyland resigned as a director of the Company in January 1998. However, prior to his resignation Mr. Neyland served as a consultant to the Company regarding capital markets and investor relations for which he received $40,000 during fiscal 1997.

EXECUTIVE OFFICERS

          Set forth below is the age, positions held with the Company and its subsidiary and business experience for at least the last five (5) years for each of the Company's executive officers who are not nominees for election to the Board of Directors.

          MICHAEL B. THIMMIG,* 38, an Executive Vice President of the Company and HOME since April, 1997. Mr. Thimmig was a member of the law firm of Andrews & Kurth L.L.P. from February, 1994, to April, 1997, prior to which he was an attorney with the law firm of Winstead Sechrest & Minick P.C.

          THOMAS L. PERRITTE,* 51, an Executive Vice President of the Company and HOME since July, 1997. Mr. Perritte was a Senior Vice President of The Money Store (a specialized consumer mortgage lending company) from July, 1994, through June, 1997, prior to which he was an Executive Vice President (Chief Operating Officer) of Statewide Capital, Inc. (a specialized consumer mortgage lending company) from August, 1989.

          TOMMY M. PARKER, 48, an Executive Vice President of HOME since June 1996. Mr. Parker served as Vice President of Finance and Chief Financial Officer of Whataco, Inc. (a fast food franchisee) from September 1991 to June 1996, prior to which he was an independent consultant to the financial services industry from May 1990.

          GENE V. MORRISON, 44, an Executive Vice President of HOME since June, 1997, and a Senior Vice President of HOME from August, 1995. Mr. Morrison served as Special Assistant to the U.S. Secretary of Housing and Urban Development from July 1993 to August 1995, and was owner of The Morrison Company (a finance and management consulting firm) from 1987 until July 1993.

          REBECCA F. BLANCHARD, 37, Treasurer of the Company since September 1997, and Treasurer of HOME since September 1996. Ms. Blanchard served as Controller of HOME from August 1993 to September 1996 and as Controller of American Savings Mortgage Corporation from April 1998 to August 1993.

          * Executive committee member.

EXECUTIVE COMPENSATION

          The executive officers of the Company are compensated by HOME and do not receive compensation for their services from the Company as such, except for compensation that may be paid in securities or options to purchase securities of the Company. For a description of options to purchase securities of the Company granted as compensation for services, and options exercised during and held at the end of the fiscal year ended September 30, 1997, see "1996 Stock Option Plan" below.

          The following table summarizes compensation paid to the Company's chief executive officer and three other executive officers of the Company and HOME for the fiscal years ended September 30, 1997, 1996 and 1995, respectively. No other executive officers received compensation in excess of $100,000 during any of the periods covered.


                          SUMMARY COMPENSATION TABLE

                                                                    Stock
Name and                                                           Options
Principal                     Fiscal                               (Common
Position                       Year         Salary(1)    Bonus     Shares)
---------                     ------        ---------    -----    ---------

JOHN W. BALLARD               1997          $250,000       -      195,000(2)
President and Chief Executive 1996           150,000       -          -
Officer of the Company        1995           150,000       -          -

MICHAEL B. THIMMIG            1997          $ 62,500   $ 60,000       -
Executive Vice President
of the Company

TOMMY M. PARKER               1997          $133,333       -          -
Executive Vice President      1996            41,667       -       150,000
and Chief Financial Officer
of HOME

GENE V. MORRISON              1997          $100,999       -        50,000
Executive Vice President      1996            70,591       -          -
of HOME                       1995            14,585       -          -

____________
(1) Additionally, HOME provides and maintains an automobile and mobile telephone, and provides health and group life insurance and reimbursement of business-related expenses to the named executives. See "Executive Contracts" below. The value of perquisites and other compensation received did not exceed 10% of the reported compensation for any of the executives in any period. HOME paid $6,712, $3,213, and $4,984, for fiscal years 1997, 1996 and 1995, respectively, for life insurance premiums on behalf of Mr. Ballard.

(2) Mr. Ballard holds restricted stock options to purchase 409,668 shares of Company Common Stock at an exercise price of $.1626 per share had a determined value of approximately $3,364,357 based upon the closing bid price of $8.375 per share of Common Stock on the SmallCap Market of the National Association of Securities Dealers, Inc. as of September 30, 1997.

EXECUTIVE CONTRACTS

          Effective June 21, 1993, HOME entered into a five (5)-year employment agreement with John W. Ballard as President and Chief Executive Officer of HOME ("Ballard Employment Agreement") providing for (i) an annual base salary of $150,000, and (ii) an annual incentive bonus equal to 25% of his base salary if the operating results of HOME exceed certain earnings projections. If earned, the incentive bonus is payable in Common Stock or cash at the election of the employee. Mr. Ballard was granted a restricted stock option for the purchase of 555 shares of HOME common stock vesting over the term of the Ballard Employment Agreement ("Ballard HOME option"). The Ballard HOME option was canceled and converted into a fully-vested option to purchase 409,668 shares of Company Common Stock at $.1626 per share on August 26, 1994. Pursuant to the Ballard Employment Agreement, Mr. Ballard also purchased 555 shares of HOME common stock, which were subsequently converted to 409,671 shares of Company Common Stock, in consideration for the $55,500 five (5)-year promissory note of Mr. Ballard, bearing interest at 6% per annum and payable interest only until maturity. In the event that Mr. Ballard is terminated for "cause" (as defined in the Ballard Employment Agreement) he is not entitled to receive any further compensation other than that which is earned prior to the termination date. In the event that Mr. Ballard is terminated by HOME other than for "cause," or in the event that Mr. Ballard terminates the Ballard Employment Agreement for "good reason" (as defined in the Ballard Employment Agreement), then he is entitled to receive all compensation to which he would be entitled during the remaining term of the Ballard Employment Agreement, including his annual base salary. Effective October 1, 1996, the annual base salary under the Ballard Employment Agreement was increased to $250,000 in consideration of waiver of an annual incentive bonus for prior years. Mr. Ballard also serves as Chairman of the Board, President and Chief Executive Officer of the Company for no additional compensation.

          HOME has entered into an employment agreement with Tommy M. Parker who serves as an Executive Vice President of HOME for a term of three (3) years commencing June 1, 1996, that is automatically renewable from year to year unless terminated on 90-days notice ("Parker Employment Agreement"). Mr. Parker is entitled to (i) a base salary of $125,000 for the first year increasing by $25,000 each year for the next two (2) years and thereafter during any renewal term at the discretion of the Board of Directors, but not less than the base salary of the previous year; (ii) an annual incentive bonus equal to twenty-five percent (25%) of the aggregate bonus pool under an incentive bonus plan to be established by the Board of Directors of HOME based upon the consolidated net income of the Company; (iii) performance bonuses equal to one-half percent (1/2%) of the net proceeds to the Company from its next public offering of securities for cash, and two percent (2%) of net savings to the Company each year of income taxes resulting from tax planning strategies introduced by Mr. Parker, and (iv) a one-time grant of options to purchase 150,000 shares of Common Stock under the Company's 1996 Stock Option Plan. Mr. Parker is also entitled to participate in group health, life insurance and other employee benefit plans, reimbursement of business-related expenses, an automobile allowance of $500.00 per month and mobile telephone, reimbursement for expenses of maintaining his certificate and license with the Texas State Board of Public Accountancy, and a signing or relocation bonus of $5,000 plus moving expenses (and an amount equal to federal income taxes payable on such payments) and closing costs of the purchase of a residence in Austin, Texas.

          HOME has entered into an employment agreement with Michael B. Thimmig, an Executive Vice President of HOME, for a term of one (1) year commencing April 8, 1997, that is automatically renewable for six (6)-month terms unless terminated on 30-days notice. Mr. Thimmig is entitled to (i) a base salary of $150,000 for the first year and thereafter during any renewal term at the discretion of the Compensation Committee of the Board of Directors, but not less than the initial base salary in the absence of cause;
(ii) an incentive bonus equal to $25,000 at the end of the first year and the right to participate in an incentive bonus plan to be established by the Board of Directors of HOME; and (iii) a one-time grant of options to purchase 150,000 shares of Common Stock under the Company's 1996 Stock Option Plan.
Mr. Thimmig is also entitled to participate in group health, life insurance and other employee benefit plans, reimbursement of business-related expenses, an automobile allowance of $500.00 per month and mobile telephone, reimbursement for dues and expenses of maintaining his membership in the State of Texas and American Bar Associations, and a signing or relocation bonus of $60,000 plus moving expenses (and an amount equal to federal income taxes payable on such payments) and an amount up to $36,000 to cover any deficiency on the expected net proceeds from sale of his Dallas, Texas residence. HOME is also obligated to loan Mr. Thimmig $25,000 for one (1) year bearing interest at its commercial borrowing rate.

          HOME has entered into an employment agreement with Thomas L. Perritte, an Executive Vice President of HOME, for a term of one (1) year commencing July 1, 1997, that is automatically renewable for six (6)-month terms unless terminated on 30-days notice. Mr. Perritte is entitled to (i) a base salary of $200,000 for the first year and thereafter during any renewal term at the discretion of the Compensation Committee of the Board of Directors, but not less than the initial base salary in the absence of cause;
(ii) an incentive bonus equal to $50,000 at the end of the first year and the right to participate in an incentive bonus plan to be established by the Board of Directors of HOME; and (iii) a one-time grant of options to purchase 150,000 shares of Common Stock under the Company's 1996 Stock Option Plan.
Mr. Perritte is also entitled to participate in group health, life insurance and other employee benefit plans, reimbursement of business-related expenses, an automobile allowance of $500.00 per month and moving expenses (and an amount equal to federal income taxes payable on such payments) and the sum of $68,000 upon closing of the purchase of a residence in the Austin, Texas area.

          HOME has entered into an employment agreement with Gene V. Morrison, an Executive Vice President of HOME, for a term of one (1) year commencing April 1, 1997, that is automatically renewable for six (6)-month terms unless terminated on 30-days notice. Mr. Morrison is entitled (i) to a base salary of $125,000 for the first year and thereafter during any renewal term at the discretion of the Compensation Committee of the Board of Directors; (ii) to participate in group health, life insurance and other employee benefit plans and reimbursement of business-related expenses and (iii) to an automobile allowance of $350.00 per month.

1996 STOCK OPTION PLAN

          The HomeCapital Investment Corporation 1996 Stock Option Plan, as amended ("Stock Option Plan") provides options to purchase up to an aggregate of 1,000,000 shares of Common Stock as financial incentives to directors, executive officers and other key employees of the Company and HOME.

          Option Grant Table. The following table provides information about options to purchase shares of Common Stock granted pursuant to the Stock Option Plan during the fiscal year ended September 30, 1997, to named executive officers.
                                      % of Total
                   Options              Options      Exercise    Expiration
Name               Granted(1)          Granted(2)      Price        Date
----               ----------        -------------   --------    ----------
JOHN W. BALLARD     167,500               57.75      $ 5.625       10/01/06
                     27,500                9.48       11.000       03/31/07

GENE V. MORRISON     10,000                3.44        5.625       10/01/06
                     40,000               13.79        8.875       06/01/07

--------------------
(1) Options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

(2) Based upon 290,000 options granted to all employees of the Company and HOME during the fiscal year ended September 30, 1997.

        Option Ownership Table. The following table provides information concerning all unexercised options to purchase shares of Common Stock held as of September 30, 1997, by the named executive officers. No options were exercised during fiscal year 1997 by the named executive officers. The value of unexercised options reflects the difference between the market price of Common stock as of September 30, 1997 ($8.375 per share), and the exercise price. The value actually realized upon exercise of the options by the named executive officers will depend on the market price of Common stock at the time of exercise.

                           Unexercised                       Value of
                          Option Shares                   Option Shares(1)
                   ----------------------------     --------------------------
Name               Exercisable    Unexercisable     Exercisable  Unexercisable
----               -----------    -------------     -----------  -------------

JOHN W. BALLARD      451,543         153,125        $3,479,555     $345,469

GENE V. MORRISON       2,500          47,500             6,875       20,625

TOMMY M. PARKER       50,000         100,000           243,750      487,500


--------------------
(1) Includes only option shares that have an exercise price lower than the market price of Common Stock at September 30, 1997.

401(K) PROFIT SHARING PLAN

          HOME sponsors a 401(k) plan, a savings and investment plan intended to be qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees of HOME (including officers and directors who are employees of HOME) who are at least 20 1/2 years of age may participate in the plan. Participating employees may make pre-tax contributions, subject to limitations under the Code, of a percentage (not to exceed 18%) of their total annual compensation and such amounts (and the investment earnings thereon) will be fully vested at all times. HOME, in its sole discretion, may make matching contributions (the amount, if any, to be determined by its Board of Directors with respect to each year) for the benefit of all participants who make pre-tax contributions, as well as discretionary contributions (in such amounts, if any, as may be determined by the Board of Directors of HOME) for the benefit of all participants regardless of whether they elect to make pre-tax contributions to the 401(k) plan. Any such matching or discretionary contributions (and the investment earnings thereon) will vest 20% after two (2) years of service and an additional 20% per year of service thereafter until fully vested after six (6) years of service, provided that such contributions become 100% vested upon the employee's death, disability or retirement. The plan was inaugurated January 1, 1995, and HOME has not authorized or made any contributions to the plan through December 31, 1997.

MANAGEMENT RELATIONSHIPS AND TRANSACTIONS

          In addition to transactions described elsewhere in this Proxy Statement, the following describes certain relationships and related transactions during the last two (2) years or proposed transactions of management and affiliates of management and other principal stockholders with the Company or HOME.

          Series A Preferred Stock Placement.  As of June 18, 1996, the
Company sold and issued an aggregate of 1,500,000 shares of its Preferred
Stock, Series A, $.01 par value per share, for the purchase price of $1.50 per share or an aggregate gross consideration of $2,250,000, most of which was purchased by certain directors and officers of the Company and HOME, and affiliates of such persons ("Series A Preferred Stock Placement"). An aggregate of 1,000,000 shares of the Preferred Stock was purchased by HCI Equity Partners, L.P. ("HCI") pursuant to the Preferred Stock Purchase Agreement, dated May 3, 1996, as amended ("HCI Agreement"). Messrs. Charles R. Leone, III and Robert R. Neyland, who are affiliates of the general partners of HCI were elected to the Board of Directors of the Company pursuant to director-election provisions of the HCI Agreement. The HCI Agreement provides that the Board of Directors of the Company will not exceed nine (9) members and that holders of the majority of the shares of Preferred Stock purchased by HCI shall be entitled to designate two (2) nominees to the Company's Board of Directors, as a separate class, as long as at least fifty percent (50%) of the shares of Preferred Stock purchased by HCI remain outstanding. In addition, the HCI Agreement imposes certain covenants upon the Company, including maintenance of the Company's eligibility under the Fannie Mae seller/servicer loan purchase program, maintenance of the Company's FHA insurance for Title I loans (with certain exceptions), compliance with other material contracts and loans, and delivery of annual and periodic reports to holders of the shares of Preferred Stock purchased by HCI, among other things. A total of 150,000 shares of the Preferred Stock was issued to Peter A. Pyhrr in payment and discharge of an aggregate of $225,000 principal amount of loans by Mr. Pyhrr to the Company and an additional 36,495 shares of the Preferred Stock were purchased by or for the benefit of members of Mr. Pyhrr's family. An aggregate of 16,667 shares of Preferred Stock were issued to SDP Investments, Ltd. ("SDP"), of which Mr. Stephen A. Pyhrr is sole general and limited partner, in payment and discharge of $25,000 principal amount of a loan by SDP to the Company, and an additional 24,833 shares of the Preferred Stock were purchased by members of Mr. Stephen Pyhrr's family. An aggregate of 90,333 shares of the Preferred Stock were purchased by or in behalf of officers and employees of the Company and HOME and members of their families.

          The Preferred Stock has a cumulative annual preferred dividend of $.18 per share, payable quarterly before any distribution to holders of Common Stock, with mandatory payment of dividends required for the first year after issue, and shares of Preferred Stock are convertible at any time into Common Stock at a conversion rate, subject to certain adjustments, of one (1) share of Common Stock for each share of Preferred Stock. The Preferred Stock is redeemable at par plus accrued, unpaid dividends, at the option of the Company, at any time after two (2) years from the date of issuance. Each share of Preferred Stock is entitled to one (1) vote with respect to all matters submitted to a vote of the stockholders of the Company, and holders of Preferred Stock are entitled to vote as a class as provided by law in connection with any amendment to the Articles of Incorporation or Bylaws of the Company or any other corporate action that would adversely affect the holders of Preferred Stock. Shares of Preferred Stock are entitled to a liquidation preference of $1.50 per share, plus any accrued, unpaid dividends, before any distribution to holders of Common Stock upon dissolution of the Company.

          Holders of all shares of Preferred Stock purchased in the Series A Preferred Stock Placement were granted conjunctive or "piggyback" registration rights covering the shares of Common Stock into which the Preferred Stock is convertible after nine (9) months from the date of issuance of the Preferred Stock which rights terminate after three (3) years from the date of issuance of the Preferred Stock. No fees, commissions or other special compensation was paid for placement of the shares in connection with the Series A Preferred Stock Placement. The Company entered into a consulting agreement with representatives of HCI providing for fees aggregating $60,000 over a one
(1)-year period, including $20,000 to each of Mr. Neyland, a Director of the Company, and Mr. Leone, a director of HOME and former director of the Company.

          Inspection Services Arrangement. Since April, 1994 HOME has engaged HomeSpec of Texas ("HomeSpec"), a proprietorship of David W. Ballard, son of John W. Ballard, to provide or arrange for inspections of home improvement contract work financed by loans funded by HOME. All Title I loans in excess of $7,500 are required by applicable HUD regulations to have a physical inspection of the improvements financed, and HOME currently collects the $75 inspection fee prescribed by HUD with respect to each such loan funded by HOME. HOME has made arrangements with HomeSpec to provide the necessary inspection services, directly or through a network of appraisers or realtors in other locations, for fees that do not exceed $75 for each inspection. In fact, inspection fees by HomeSpec have generally ranged from $35 to $55 per loan depending upon the location, although it may be expected that in connection with direct loans where HOME advances funds prior to commencement of construction, the inspection may require more effort and approach or be equal to the $75 fee collected by HOME. During the fiscal years ended

September 30, 1997 and 1996, HOME paid HomeSpec an aggregate of $145,380 and $69,715, respectively, for inspection services. David W. Ballard is a licensed appraiser regularly engaged in making residential appraisals for the City of Austin and Travis County, Texas.

SECURITIES OWNERSHIP BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

          On January 26, 1998, the Company had 8,271,860 shares of Common Stock and 1,455,000 shares of Preferred Stock outstanding. The following table sets forth certain information as of January 26, 1998, with respect to the shares of the Company's capital stock beneficially owned by (i) each person who, as of January 26, 1998, was known by the Company to own beneficially more than five percent (5%) of any class of its capital stock, (ii) each individual director, director nominee and certain named executive officers of the Company and HOME, and (iii) all directors and executive officers of the Company and HOME as a group.

NAME AND ADDRESS                         CLASS       NUMBER       PERCENT(1)
----------------                         -----       -----        -------

DIRECTORS AND CERTAIN EXECUTIVE OFFICERS:

John W. Ballard                          Common      950,243(2)     10.89%
     6836 Austin Center Blvd.
     Suite 280
     Austin, Texas 78731

E. Jeff Bomer                            Common    1,074,039(3)     12.98%
     5929 Balcones Drive
     Austin, Texas 78731

Charles R. Leone, III                    Common    1,000,000(4)     10.78%
     3330 Oakwell Court                  Preferred 1,000,000(5)     68.72%
     Suite 100
     San Antonio, Texas 78218

Larry D. Meyers                          Common        4,583(6)          *
     504 Cathedral Drive                 Preferred     3,333             *
     Alexandria, Virginia 22314

Gene V. Morrison                         Common        2,500(7)          *
     6836 Austin Center Blvd.
     Suite 280
     Austin, Texas 78731

Robert R. Neyland                        Common    1,005,200(4)     10.84%
     3330 Oakwell Court                  Preferred 1,000,000(5)     68.72%
     Suite 100
     San Antonio, Texas 78218

Tommy M. Parker                          Common       63,332(8)          *
     6836 Austin Center Blvd.            Preferred    13,332             *
     Suite 280
     Austin, Texas 78731

Peter A. Pyhrr                           Common    1,603,720(9)     19.39%
     8719 Diplomacy Row
     Dallas, Texas 75247

NAME AND ADDRESS                         CLASS       NUMBER       PERCENT(1)
----------------                         -----       -----        -------

DIRECTORS AND CERTAIN EXECUTIVE OFFICERS (CONTINUED):

Stephen A. Pyhrr                         Common    1,219,472(10)    14.67%
  5929 Balcones Drive                    Preferred    43,335(11)     2.97%
  Austin, Texas 78731

Directors and Executive
Officers as a Group
(14 persons)                             Common    5,930,339(12)    60.29%
                                         Preferred 1,063,334(13)    72.85%

CERTAIN OTHER BENEFICIAL OWNERS:

Gary J. Davis                            Common      590,101         7.13%
 713 Main
 Gatesville, Texas 76528

HCI Equity Partners, L.P.                Common    1,000,000(4)     10.78%
 3330 Oakwell Court                      Preferred 1,000,000(13)    68.72%
 Suite 100
 San Antonio, Texas 78218

Charles R. Sutherland                    Common      645,080(14)     7.80%
  3650 Habersham Road #102
  Atlanta, Georgia 30805

EWMW Limited Partnership                 Common      447,300         5.40%
  2414 Jarratt Avenue
  Austin, Texas 78703

---------------
*     Less than 1%.

(1) Based upon 8,271,860 shares of Common Stock and 1,455,000 shares of Preferred Stock outstanding on January 26, 1998, adjusted to include the number of authorized but unissued shares that each beneficial holder has the right to acquire within 60 days pursuant to the exercise of options or conversion of Preferred Stock. No shares were held, beneficially or of record, by Messrs. J. Rolfe Johnson and Walter W. Stoepplewerth.

(2) Includes 498,700 shares held by the John W. and Jeannie G. Ballard Family Partnership of which John W. Ballard is general partner; and 451,543 shares issuable upon exercise of options.

(3) Includes 924,757 shares held by JDB Investments, Ltd. and 149,282 shares held as community property by E. Jeff Bomer and wife, Donna Bomer.

(4) Includes 1,000,000 indirect shares of Common Stock issuable upon conversion of 1,000,000 shares of Preferred Stock held by HCI.

(5) Includes 1,000,000 indirect shares of Preferred Stock held by HCI, of which Messrs. Leone and Neyland disclaim beneficial interest.

(6) Includes 3,333 shares of Common Stock issuable upon conversion of 3,333 shares of Preferred Stock.

(7)  Represents shares issuable upon exercise of options.

(8) Includes 50,000 shares issuable upon exercise of options and 13,332 shares issuable upon conversion of Preferred Stock.

(9)  Includes 1,603,720 shares held by PAP Investments, Ltd.

(10) Includes 1,192,804 shares held of record or beneficially by SDP, of which 16,667 shares are issuable upon conversion of Preferred Stock held by SDP; and 26,668 indirect shares issuable upon conversion of 13,334 shares of Preferred Stock held by each of The Heather D. La Rue Irrevocable Trust and The Steven D. La Rue Irrevocable, Trust (collectively, the "La Rue Trusts"), of which Stephen A. Pyhrr is trustee and disclaims beneficial interest.

(11) Includes 16,667 shares of Preferred Stock held by SDP and an aggregate of 26,668 indirect shares of Preferred Stock held by the La Rue Trusts.

(12) Includes 505,293 shares issuable upon conversion of options and 1,060,000 shares issuable upon conversion of Preferred Stock, of which beneficial interest as to 1,026,668 indirect shares is disclaimed. Shares beneficially owned by two (2) or more persons have been attributed to only one (1) of such persons.

(13) Includes 26,668 indirect shares as to which beneficial interest is disclaimed. Shares held by HCI may be deemed to be held by its general and limited partners as a group.

(14) Includes 344,284 indirect shares held by Eaglewood Properties I, Ltd. and 298,796 shares indirectly held by Plaza Realty One Limited Partnership, with respect to all of which Mr. Sutherland disclaims beneficial interest.

     Under the regulations of the Securities and Exchange Commission, shares are deemed to be "beneficially owned" by a person if such person, directly or indirectly, has or shares the power to vote or dispose of the shares, whether or not such person has any pecuniary interest in such shares, or if such person has the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire such power through the exercise of any option, warrant or rights under convertible shares. Each of the persons named above disclaims that such person is the beneficial owner of any shares not held of record by such person or in which such person has no pecuniary interest and which have been attributed to such person indirectly or by virtue of any right to acquire such shares or any rights with respect thereto. Shares indicated as beneficially owned by individuals include those owned by their immediate families or held by them or their families in family trusts or partnerships. Shares indicated as indirectly owned include shares owned by corporations, partnerships or other entities in which the named individuals are officers, directors, managers or general partners, even though such person may not hold a financial interest in the shares indicated, and which interest may be disclaimed.

     Mr. Johnson is the designated proxy covering an aggregate of 379,703 shares of Common Stock under an irrevocable voting agreement. However, the shares subject to the voting agreement must be voted in the manner and proportion as shares held by stockholders who are neither officers, directors nor affiliates of the Company are voted in each matter submitted to a vote of stockholder, and Mr. Johnson is not permitted to exercise discretion in voting such shares. Accordingly, such shares are not deemed beneficially owned by Mr. Johnson, and Mr. Johnson disclaims any beneficial interest therein.

     The Company is unaware of any arrangements the operation of which may at a subsequent date result in a change of control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially ten percent (10%) or more of a registered class of the Company's voting stock to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc., and to furnish copies of all such Section 16(a) reports to the Company. Based solely on a review of copies of such forms furnished to the Company, or written representations that no forms were required, the Company believes that all persons known to the Company to be subject to the reporting requirements have timely filed the required reports pursuant to Section 16(a) with the SEC.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year, subject to ratification by stockholders of the Company at the Annual Meeting. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting, will be given an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS RATIFICATION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

                                 OTHER MATTERS

     The Company does not know of any matters to be presented at the Annual Meeting other than those described herein. However, if any other matters properly come before the Annual Meeting or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS

     Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1999 Annual Meeting of the Company must forward the proposal in writing to the Secretary of the Company at the principal office of the Company not later than September 30, 1998.

     The Annual Report to Stockholders of the Company for the fiscal year ended September 30, 1997 is being mailed with this proxy statement to stockholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report, as amended, on Form 10-KSB for its fiscal year ended September 30, 1997, as filed with the Securities and Exchange Commission, is included in the Annual Report to Stockholders of the Company and will be furnished without charge to any stockholder upon written request to HomeCapital Investment Corporation, 6836 Austin Center Blvd., Suite 280, Austin, Texas 78731, Attn: Investor Relations.



                              By Order of the Board of Directors

                              /s/ E. Jeff Bomer
                              ------------------------------------
                              E. Jeff Bomer
                              Secretary

AUSTIN, TEXAS
JANUARY 28, 1998

P R O X Y             HOMECAPITAL INVESTMENT CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


       The undersigned hereby appoints John W. Ballard and E. Jeff Bomer, and either of them, with full power of substitution, as proxies of the undersigned to represent and vote all shares of stock of HomeCapital Investment Corporation (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on February 26, 1998, and at any adjournment(s) thereof, as follows:


1. Election of Directors: John W. Ballard, E. Jeff Bomer, J. Rolfe Johnson, Charles R. Leone, III, Larry D. Meyers, Peter A. Pyhrr, Walter W. Stoeppelwerth.


     [ ] FOR all nominees (except as marked to the contrary)

     [ ] WITHHOLD AUTHORITY to vote for ALL nominees


INSTRUCTION: To withhold authority for any individual nominee, mark the FOR box above and line through the nominee name.


2. Ratify Appointment of Coopers & Lybrand L.L.P.

            [ ]    FOR         [ ]     AGAINST     [ ]    ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                          (continued on reverse side)





     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE OTHER PROPOSALS.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the above proposals.



                             ______________________DATE______________

                             ______________________DATE______________
                             Signature(s) of Stockholder(s)
                             NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.
                             When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED